UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 27, 2023

Date of Report (Date of earliest event reported)

Mountain Crest Acquisition Corp. IV

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40562	86-2435859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 West 43rd Street, 12th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 493-6558

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCAF	The Nasdaq Stock Market LLC
Rights	MCAFR	The Nasdaq Stock Market LLC
Units	MCAFU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 27, 2023, Mountain Crest Acquisition Corp IV (“MCAF”) held a special meeting of Stockholders (the “Special Meeting”) to vote on an amendment to MCAF’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”) giving MCAF the right to extend the time for MCAF to complete its business combination. On December 5, 2023, the record date for the Special Meeting, there were 3,314,491 shares of common stock of MCAF entitled to be voted at the Special Meeting, 1,700,204 shares of common stock of MCAF or 51.30% of which were represented in person or by proxy.

1.	Third Extension Amendment Proposal

Proposal No. 1 – Third Extension Amendment Proposal – A proposal to amend the Charter to extend the date by which the Company has to consummate a business combination for up to two (2) additional three-month extensions from January 2, 2024 to April 2, 2024 and then from April 2, 2024 to July 2, 2024 to extend the date by which the Company has to consummate a business combination in exchange for the Company depositing $0.10 for each outstanding share of common stock sold in the Company’s initial public offering into the Trust Account, as defined in the Charter, for each three-month extension (the “Third Amendment Proposal”).

Approval of the Third Extension Amendment Proposal required the affirmative vote of the holders of a majority of the issued and outstanding shares of MCAF common stock, $0.0001 par value per share (“Common Stock”) present and entitled to vote at the Special Meeting. The Third Extension Amendment Proposal received the following votes:

FOR	AGAINST	ABSTAIN
1,699,140	1,064	0

MCAF stockholders’ representing 51.26% of the total issued and outstanding shares of Common Stock as of the record date voted to approve the Third Extension Amendment Proposal at the Special Meeting. Accordingly, the Third Extension Amendment Proposal was approved.

Item 8.01. Other Events.

In connection with the stockholders’ vote at the Special Meeting, an aggregate total of 1,478,524 shares of Common Stock have been tendered for redemption, which includes 1,471,635 shares of Common Stock originally tendered for redemption in connection with MCAF’s previously disclosed meeting of stockholders to approve the business combination which was held on October 30, 2023 and then adjourned and concluded on November 20, 2023, subject to certain redemption reversals, plus an additional 6,889 shares of Common Stock tendered for redemption in connection with the Special Meeting.

MCAF plans to file the Third Amendment with the Secretary of State of the State of Delaware on January 2, 2024.

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Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the transactions described above and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of MCAF or the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2023

MOUNTAIN CREST ACQUISITION CORP. IV

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer

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